PROMISSORY NOTE


$7,000,000.00                                             March 11, 1997


     FOR VALUE RECEIVED, the undersigned, Hallmark Financial Services, Inc., a Nevada corporation with its principal offices at 14651 Dallas Parkway, Suite 900, Dallas, TX 75240, ("Maker"), hereby unconditionally promises to pay to the order of DORINCO REINSURANCE COMPANY, a Michigan corporation with its principal offices at 1320 Waldo Avenue, Midland, MI 48642 ("Payee"), by wire transfer so as to constitute immediately available funds, or as otherwise directed, the principal sum of Seven Million Dollars ($7,000,000.00), in lawful money of the United States of America, together with interest (calculated on the basis of a 360 day year), on the unpaid principal balance from day-to-day remaining, computed from the date of advance until maturity at the rate per annum which shall from day-to-day be equal to the lesser of (a) the maximum rate allowable by law, or (b) eight and one-quarter percent (8.25%).

     The principal of and interest upon this Note shall be due and payable as follows:

     (a) Interest, computed as aforesaid, shall be due and payable monthly as it accrues, beginning on March 31, 1997, and thereafter, on the last business day of each succeeding month thereafter and on March 31, 2004 (the "Termination Date"); and

     (b) The unpaid principal amount of this Note shall be payable in sixty consecutive monthly installments commencing on March 31, 1999, and continuing on the last business day of each calendar month thereafter until and including the Termination Date. Each such installment shall be in an amount equal to one-sixtieth (1/60th) (rounded to the nearest $1.00) of the original principal amount of this Note, provided, however, that the final payment on the Termination Date shall be an amount equal to the then-unpaid principal of this Note plus any other amounts payable hereunder.

     All past-due principal and, to the extent permitted by applicable law, past-due interest upon this Note shall bear interest at the lesser of maximum rate allowable by law, or the rate per annum which shall from day-to-day be equal to thirteen percent (13%).

     All payments shall be made to Citibank, N.A., New York (ABA #021-00-0089) for credit to the account of Payee, Account Number 3900-6944, if by wire, or, if by check, to Box #8157, Citibank, P.O. Box 7247-8157, Philadelphia, PA 19170.

     The occurrence of any one or more of the following events shall constitute an Event of Default under this Note:

     (a)  t h e    failure  to  pay  any  amount  hereunder  within  ten
          (10) business days of the due date (whether at maturity, by reason of acceleration or otherwise); or

     (b) any other event of default under that certain Loan Agreement, dated as of March 10, 1997, between Maker and Payee.

     Maker agrees that if such Event of Default under this Note occurs, then, at the option of Payee, all or any part of the unpaid principal balance of this Note and accrued interest shall immediately become due and payable without notice or demand. Failure of Payee hereof to assert any right contained herein shall not be deemed to be a waiver thereof.

     Maker may prepay this Note, in whole or in part, with the payment of liquidated damages. If Maker prepays, in whole or in part, before the first anniversary date of this Note but before the second anniversary date, the liquidated damages are equal to $120,000.00. If Maker prepays, in whole or in part, after the second anniversary date of this Note but before the third anniversary date, the liquidated damages are equal to $100,000.00. If Maker prepays, in whole or in part, after the third anniversary date of this Note but before the fourth anniversary date, the liquidated damages are equal to $80,000.00. However, Maker may repay up to 40% of this Note at any time after the second anniversary without liquidated damages. Maker may prepay all or any portion of this Note after the fourth anniversary date without liquidated damages or other penalty.

     In the event any one or more of the provisions of the Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or could prospectively operate to invalidate this Note, then and in either of those events, such provision or provisions shall be modified to the minimum extent necessary to make the application of such provision or provisions valid and enforceable and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

     Maker hereby forever waives presentment, demand for payment, protest, notice of protest, notice of dishonor of this Note, and all other demands and notices in connection with the delivery, acceptance, performance, and enforcement of this Note. Maker further agrees to indemnify and hold harmless Payee for all costs of collection including reasonable attorneys' fees and expenses that Payee may incur by reason of Maker's failure promptly to pay when due the indebtedness evidenced by this Note.

     This Note shall be paid without deduction by reason of any setoff, defense, or counterclaim of Maker.

     No amendment or waiver of any provision of this Note nor consent to any departure by Maker therefrom shall in any event be effective unless the same shall be in writing and signed by Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     No failure on the part of Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     This Note shall be governed by and construed in accordance with the laws of the State of Michigan and shall be binding upon the successors and assigns of Maker and shall inure to the benefit of the successors and assigns of Payee.

                                   HALLMARK FINANCIAL SERVICES, INC.


                                   By:
                                   Name:     Linda H. Sleeper
                                   Title: Executive Vice President